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                             SUBSCRIPTION AGREEMENT


         THE NOTES AND WARRANTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE NOTES, WARRANTS AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES AND WARRANTS, MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS IS THEN AVAILABLE.

         THE NOTES AND WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE PRIVATE PLACEMENT MEMORANDUM OR THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Eastbrokers International Incorporated
15245 Shady Grove Road
Rockville, Maryland 20850

Attention:        Martin Sumichrast, President

Gentlemen:

                                   SECTION 1.

                  1.1 Subscription. The undersigned, intending to be legally bound, hereby applies to purchase a principal amount of $ ________________ of Notes (the "Notes") and __________ Class C Purchase Warrants (the "Warrants"), of Eastbrokers International Incorporated, a Delaware corporation (the "Company"), set forth on the signature page of this Agreement, on such terms and conditions described herein, and in the Private Placement Memorandum dated ________ (together with all amendments thereof and supplements and exhibits thereto, the ("Memorandum"), copies of which have been received by the undersigned.

                                   SECTION 2.

                  2.1 Acceptance or Rejection. The undersigned understands and agrees that the Company reserves the right, in the exercise of its reasonable discretion, to reject this subscription for Notes and Warrants in whole or in part, at any time prior to the completion of the offering period on February 26, 1999 notwithstanding prior receipt by the undersigned of notice of acceptance of the subscription of the undersigned. In the event of rejection of this subscription, or in the event the sale of Notes is not consummated for any reason (in which event this Agreement shall be deemed to be rejected), the Company shall cause the return of any amount delivered by the undersigned in payment for the Notes and Warrants, without deduction or interest, and this


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Agreement shall thereafter be of no force or effect. If this subscription is rejected, the undersigned agrees to return to the Company any documents which have been provided to the undersigned for the purpose of evaluating this offering. If this subscription is accepted, the Company will, as promptly as practicable following the closing of the sale of Notes to the undersigned, provide the undersigned with a certificate or certificates representing the undersigned's Notes and Warrants.

                  2.2 Payment and Delivery. Simultaneously with the execution and delivery of this Subscription Agreement, the undersigned is delivering to EBI Securities Corporation (the "Sales Agent"), an amount equal to the principal amount of the Notes purchased hereunder (the "Purchase Price"). Payment of the Purchase Price is being made by check payable to the order of MegaBank, Arapahoe, Eastbrokers Escrow Agent. The undersigned understands that the Purchase Price will be held by the Escrow Agent in a non-interest bearing account until $1,500,000 is received from the sale of the Notes. If $1,500,000 is not deposited by February 26, 1999, unless extended to March 5, 1999, all funds will be returned.

                                   SECTION 3.

                  3. Subscriber Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

                  (a) The undersigned is acquiring the Notes and Warrants for the account of the undersigned as a principal, for investment purposes only, and not with a view to, or for resale, distribution or fractionalization thereof, in whole or in part, in connection with any distribution thereof, and no other person has a direct or indirect beneficial interest in such Notes, other than through such person's ownership interest in the undersigned if undersigned is a corporation, partnership or other entity.

                  (b) The undersigned understands that the offering and sale of the Notes and Warrants is intended to be exempt from registration under the Securities Act of 1933 (the "Act") by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. In furtherance thereof, the undersigned represents and warrant to and agrees with the Company as follows:

                  (i) The undersigned has the financial ability to bear the economic risk of this investment, has adequate means for providing for the current needs and contingencies of the undersigned and has no need for liquidity with respect to the investment in the Company;

                  (ii) The information contained in the Purchaser Questionnaire is complete and correct as of the date hereof and if there should be any material change in such information prior to the Closing Date, the undersigned will immediately furnish such revised or corrected information to the Company.

                  (iii) The undersigned represents that the undersigned is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial matters that the undersigned is capable of evaluating the merits and risks of an investment in the Notes and Warrants.

                                       2
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                  (c) The undersigned meets any additional or different
suitability standards imposed by the undersigned's state of residence, incorporation or formation.

                  (d)      The undersigned:

                  (i) has been furnished with the Memorandum and any documents that may have been made available upon request, and the undersigned has carefully read the Memorandum and understands and has evaluated the risks of a purchase of the Notes and Warrants and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Memorandum and this Agreement;

                  (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or that which was otherwise provided in order for the undersigned to evaluate the merits and risks of the purchase of the Notes and Warrants to the extent the Company possesses such information or can acquire it without unreasonable efforts or expense, and has not been furnished with any other offering literature upon which the undersigned has relied except as mentioned in the Memorandum or this Agreement;

                  (iii) has not been furnished with any oral or written representation or oral or written information upon which the undersigned has relied in connection with the offering of the Notes and Warrants that is not contained in the Memorandum or this Agreement;

                  (iv) has investigated the acquisition of the Notes and Warrants subscribed for to the extent the undersigned has deemed necessary or desirable and the Company has provided the undersigned with any assistance the undersigned has requested in connection therewith;

                  (v) has determined that the Notes and Warrants are a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of an investment in the Notes and Warrants subscribed for, and

                  (vi) if a corporation or other entity, would not, upon acquiring the Notes and Warrants, have mare than ten percent (10%) of its assets invested in one or more investment companies that rely solely on the exclusion from the definition of "investment company" provided in Section 3(c)(1)(A) of the Investment Company Act of 1940, as amended.

                  (e) The undersigned is not relying on the Company or any of its affiliates or this Agreement with respect to corporate or individual tax information or other economic considerations involved in the investment.

                  (f) The undersigned will not sell or otherwise transfer the Notes and Warrants subscribed for or Common Stock issuable upon conversion of the Notes or Warrants without registration under the Act or an exemption therefrom, and fully understands and agrees that the undersigned must bear the economic risk of the purchase of the Notes and Warrants for an indefinite period

                                       3
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of time, because among other reasons, the Notes and Warrants have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. The undersigned hereby agrees that the Notes, Warrants and Conversion Shares may bear a legend regarding the above restrictions. The undersigned also understands that the Company is under no obligation to register the Notes or Warrants on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration under the Act with respect to registration of the Notes, Warrants or the Conversion Shares, except for certain registration rights for the Conversion Shares issuable upon conversion of the Notes or Warrants as set forth in the Memorandum.

                  (g) There is no established market for the Notes or Warrants and no such public market will develop.

                  (h) No federal or state agency has passed upon the Notes or Warrants or made any finding or determination as to the fairness of this investment.

                  (i) There are substantial risks of loss of investment incident to the purchase of the Notes and Warrants.

                  (j) If the undersigned is an individual, the undersigned is 21 years of age and legally competent to execute this Agreement. If the undersigned is a corporation or other entity, it is duly authorized and validly existing in the state set forth on the signature page hereof, it is empowered, authorized and qualified to purchase the Notes and Warrants, in the manner contemplated in this Agreement and the Memorandum, and the person signing this Agreement and the Purchaser Questionnaire on behalf of the undersigned has been duly authorized by it to do so.

                  (k) In the event that the undersigned wishes to transfer the Notes or Warrants, the Company may require any such transferee to make each of the representations and warranties contained herein as a condition of approval of such transfer.


                                   SECTION 4.

                  4.1 Indemnity. The undersigned agrees to indemnify and hold harmless the Company and the Sales Agent, and each other person, if any, who controls the Company and the Sales Agent, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

                                       4
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                  4.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of any modification, discharge or termination is sought.

                  4.3 Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder pursuant to this Agreement shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given on the Purchaser Questionnaire, or (b) delivered personally at such address.

                  4.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

                  4.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and assigns. The obligation of the undersigned and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the undersigned and the successors of the undersigned.

                  4.6 Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

                  4.7 Assignability. This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

                  4.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as applied to residents of that state entering into contracts wholly to be performed in that state.

                  4.9 State Securities Laws. The offering and sale of the Notes and Warrants is intended to be exempt from registration under the securities laws of the state in which the undersigned resides. The undersigned, if a resident of a state referred to in the Memorandum, has read and understands the applicable language set forth therein, which is required to be included therein by the securities laws of such state. The undersigned further acknowledges the restrictions on transfer of all the Notes and Warrants, as required by state law.

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                  IN WITNESS WHEREOF, the undersigned has executed this
Subscription Agreement as of the _______ day of ___________________, 1999.



-------------------------------
Amount of Notes*

Name of Subscriber typed or printed

-------------------------------------


-------------------------------------
                  Signature


-------------------------------------
Name and Title typed or printed


-------------------------------------
If an entity, State of Organization


ACCEPTED:



Eastbrokers International Incorporated


By

Title:

Date:



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* Minimum subscription is $25,000.